EXHIBIT (a)(1)(iii)

Notice of Guaranteed Delivery

for
Tender of All Outstanding Shares of Common Stock
(including associated Rights)
of
NEWPORT NEWS SHIPBUILDING INC.
at
$67.50 Net Per Share
by
GRAIL ACQUISITION CORPORATION,
a wholly owned subsidiary of
GENERAL DYNAMICS CORPORATION

          This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.01 per share (the “Shares”), of Newport News Shipbuilding Inc., a Delaware corporation (the “Company”), are not immediately available or the procedures for delivery by book-entry transfer cannot be completed on a timely basis or if time will not permit the certificates and all required documents to reach EquiServe Trust Company, N.A. (the “Depositary”) prior to the Expiration Date (as defined in the Offer to Purchase). The Shares will include the associated rights to purchase Series A Participating Cumulative Preferred Stock of the Company (the “Rights”) issued pursuant to that certain Rights Agreement dated as of June 10, 1998, as amended from time to time, between the Company and First Chicago Trust Company of New York (now known as EquiServe Trust Company, N.A.). This Notice of Guaranteed Delivery may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase.

The Depositary for the Offer is:

EquiServe Trust Company, N.A.

By Mail:	By Overnight Courier:	By Hand:
EquiServe Trust Company, N.A. P.O. Box 842010 Boston, MA 02284-2010	EquiServe Trust Company, N.A. 40 Campanelli Drive Braintree, MA 02184 Attn: Newport News	EquiServe Trust Company, N.A. c/o Securities Transfer and Reporting Services Inc. 100 William Street – Galleria New York, NY 10038

By Facsimile Transmission:

(781) 575-4826
or
(781) 575-4827

Confirm Receipt of Facsimile

By Telephone:
(781) 575-4816

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

      The undersigned hereby tenders to Grail Acquisition Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 4, 2001, and in the related Letter of Transmittal (which together constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Signature(s): Name(s) of Record Holder(s): (Please Type or Print) Number of Shares tendered: Certificate No(s) (if available): Dated: , 2001	Address(es): (Zip Code) Daytime Area Code and Tel. No(s): (Check the box below if Shares will be by book- entry transfer) The Depository Trust Company Account Number:

GUARANTEE

(Not to be used for signature guarantee)

      The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.

Name of Firm	Authorized Signature

Address	Print Name:

Zip Code	Title:

Area Code and Telephone No.	Dated: , 2001

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.